EXHIBIT 99.1

                         FORM 4 JOINT FILER INFORMATION


Name:                         Eric Lachance

Address:                      c/o Caisse de depot et placement du Quebec
                              1000 Place Jean-Paul-Riopelle
                              Montreal, Quebec
                              Canada     H2Z 2B3

Designated Filer:             Caisse de depot et placement du Quebec

Issuer and Ticker Symbol:     Dolan Media Company     DM

Date of Event
Requiring Statement:          8/7/2007


/s/ Eric Lachance
-----------------
Eric Lachance



Name:                         Dave Brochet

Address:                      c/o Caisse de depot et placement du Quebec
                              1000 Place Jean-Paul-Riopelle
                              Montreal, Quebec
                              Canada     H2Z 2B3

Designated Filer:             Caisse de depot et placement du Quebec

Issuer and Ticker Symbol:     Dolan Media Company        DM

Date of Event
Requiring Statement:          8/7/2007


/s/ Dave Brochet
----------------
Dave Brochet